Exhibit 3.1

Registration No. 37395

BERMUDA

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Flagstone Holdings Limited by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Flagstone Reinsurance Holdings Limited on the 14th day of November, 2005.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 17th day of November, 2005
/s/
for Registrar of Companies

FORM NO. 3a	Registration No. 37395

BERMUDA

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Windstorm Holdings Limited by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Flagstone Holdings Limited on the 3rd day of November, 2005.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 10th day of November, 2005
/s/
for Registrar of Companies

Registration No. 37395

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 4th day of October, 2005

Windstorm Holdings Limited

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 6th day of October, 2005
/s/
for Registrar of Companies

FORM NO. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF
COMPANY LIMITED BY SHARES

(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION
OF

Windstorm Holdings Limited

(hereinafter referred to as “the Company”)

1.                                       The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.                                       We, the undersigned, namely,

BERMUDIAN
		STATUS		NUMBER OF SHARES
NAME	ADDRESS	(Yes/No)	NATIONALITY	SUBSCRIBED

Alison R. Guilfoyle	Clarendon House	No	British	One
2 Church Street Hamilton HM 11 Bermuda

David W.J. Astwood	”	Yes	British	One

Christopher G. Garrod	”	Yes	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.                                       The Company is to be an exempted Company as defined by the Companies Act 1981.

4.                                       The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding          in all, including the following parcels:-

N/A

5.                                       The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.

6.                                       The objects for which the Company is formed and incorporated are -

(1)                                 To acquire by purchase or otherwise, buy, own, hold, create, market, design, assemble, manufacture, repair, lease, hire, let, sell, dispose of (with or without consideration or benefit), maintain, improve, develop, manage, invent, build, construct, operate, package and otherwise trade, invest or deal in and with products, financial instruments, goods, and real and personal property of all kinds whatsoever and wheresoever situated, and enter into arrangements for or with respect to any of the foregoing;

(2)                                 To perform, provide, procure, market and deal in services and undertakings of all kinds;

(3)                                 To advise and act as consultants and managers of all kinds and, without limiting the generality of the foregoing, to provide investment and financial advice, consultation and management services;

(4)                                 To research, create, develop, invent, improve, discover, design, collate and draft original works, software, inventions, designs, concepts, formulas, processes, strategies, methodologies and the like, and acquire, build, own, hold, sell, lease, license, dispose of (with or without consideration or benefit), market, franchise, and otherwise exploit and deal in or with all intellectual and intangible property rights pertaining thereto whether registered or not, including but not limited to trade and service marks, trade names, copyrights, computer software, inventions, designs, patents, provisional patents, utility models, trade secrets, confidential information, know how, get-up and any other rights and privileges vesting in or attaching thereto;

(5)                                 To explore for, drill for, mine for, quarry for, move, transport, and refine metals, minerals, fossil fuel, petroleum, hydrocarbon products including, without limiting the generality of the foregoing, oil and oil products, and precious stones of all kinds and to prepare the same for sale or use;

(6)                                 To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence;

(7)                                 To own, manage, operate, act as agents with respect to, build, repair, acquire, own, sell, charter, or deal in ships and aircraft;

(8)                                 To lend to or deposit with any person funds, property or assets and to provide collateral or credit enhancement for loans, leasing or other forms of financing, with or without consideration, or benefit;

(9)                                 To create, enter into, undertake, procure, arrange for, acquire by purchase or otherwise, buy, own, hold, sell or otherwise dispose of (with or without consideration or benefit), trade, invest and or otherwise deal in, whether on a speculative basis or otherwise, all and or any kind of (including without limitation all and or any combinations of and all and or any rights or interests under) instrument, agreement, contract, covenant and undertaking, including without limiting the generality of the foregoing, derivative instrument, agreement or contract, option, swap option contract, bond, warrant, debenture, equity, forward exchange contract, forward rate contract, future, hedge, security, note, certificate of deposit, unit, guarantee and or financial instrument; and

(10)                          To carry on any trade or business which can, in the opinion of the board of directors, be advantageously carried on by the Company.

7.                                       Powers of the Company

1.                                      The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

2.                                      The Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

/s/	/s/

/s/	/s/

/s/	/s/

(Subscribers)	(Witnesses)

SUBSCRIBED this 3rd day of October, 2005.

THE COMPANIES ACT 1981

FIRST SCHEDULE

A company limited by shares, or other company having a share capital, may exercise all or any of the following powers subject to any provision of the law or its memorandum:

1.                                       [Deleted]

2.                                       to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the company is authorised to carry on;

3.                                       to apply for register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade makers, formulae, licences, inventions, processes, distinctive makers and similar rights;

4.                                       to enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to benefit the company;

5.                                       to take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

6.                                       subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of those shares are held by the company;

7.                                       to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporation or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto;

8.                                       to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the dependants or connections of such employees or former employees, and grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational and religious objects or for any exhibition or for any public, general or useful objects;

9.                                       to promote any company for the purpose of acquiring or taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

10.                                 to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;

11.                                 to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

12.                                 to take land in Bermuda by way of lease or leasing agreement for a term not exceeding fifty years, being land “bona fide” required for the purposes of the business of the company and with the consent of the Minister granted in his discretion to take land in Bermuda by way of lease or leasing agreement for a term not exceeding twenty-one years in order to provide accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

13.                                 except to the extent, if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to the provisions of this Act every company shall have power to invest the moneys of the Company by way of mortgage of real or personal property of every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

14.                                 to construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the company and contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof;

15.                                 to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

16.                                 to borrow or raise or secure the payment of money in such manner as the company may think fit;

17.                                 to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

18.                                 when properly authorised to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

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19.                                 to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

20.                                 to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

21.                                 to cause the company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

22.                                 to allot and issue fully-paid shares of the company in payment or part payment of any property purchase or otherwise acquired by the company or for any past services performed for the company;

23.                                 to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

24.                                 to establish agencies and branches;

25.                                 to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

26.                                 to pay all costs and expenses of or incidental to the incorporation and organisation of the company;

27.                                 to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

28.                                 to do any of the things authorised by this subsection and all things authorised by its memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others;

29.                                 to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.

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